Coopers                                        certified public accountants
& Lybrand
                                                                 Exhibit 15





Ford Holdings, Inc.
The American Road
Dearborn, Michigan

Re:   Ford Holdings, Inc. Registration Statement Nos. 33-48743,
      33-60232, 33-63116 and 33-50419 on Form S-3 and Ford
      Holdings, Inc. and Ford Motor Company Registration
      Statement Nos. 33-32641 and 33-55474 on Form S-3


We are aware that our report dated April 27, 1994 accompanying the unaudited interim financial information of Ford Holdings, Inc. for the periods ended March 31, 1994 and 1993 and included in Ford Holdings, Inc. Quarterly Report on Form 10-Q for the quarter ended March 31, 1994 will be incorporated by reference in the Registration Statements. Pursuant to Rule 436(c) under the Securities Act of 1933, this report should not be considered a part of the Registration Statements prepared or certified by us within the meaning of Sections 7 and 11 of that Act.




/s/ COOPERS & LYBRAND

COOPERS & LYBRAND

Detroit, Michigan
May 11, 1994




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